 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 13, 2009 (October 7, 2009)
Date of Report (Date of earliest event reported)

 STEELCLOUD, INC.
(Exact name of registrant as specified in its charter)

Virginia	0-24015	54-1890464
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

13962 Park Center Road
Herndon, Virginia 20171

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (703) 674-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Statements in this Current Report on Form 8-K (including the exhibits filed herewith) that are not purely historical facts, including statements regarding SteelCloud, Inc.’s (“SteelCloud”) beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, SteelCloud’s ability to obtain financing in the short term; general business conditions and the amount of growth in the computer industry and the general economy; competitive factors; ability to attract and retain key sales and management personnel; the price of SteelCloud’s stock; and the risk factors set forth from time to time in the reports SteelCloud files with the Securities and Exchange Commission (the “SEC”), including SteelCloud’s Quarterly Report on Form 10-Q for the period ended July 31, 2009.  SteelCloud undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on March 23, 2009, SteelCloud received notice from Nasdaq that its common stock was subject to potential delisting from The Nasdaq Capital Market because SteelCloud did not meet the criteria of Nasdaq Listing Rule 5550(b) (the “Rule”) and did not have a minimum of $2,500,000 in stockholders’ equity, $35,000,000 market value of listed securities, or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years. SteelCloud provided Nasdaq with a specific plan of how it intended to achieve and sustain compliance with all Nasdaq Capital Market listing requirements, including a time frame for completion of such plan. On April 28, 2009 SteelCloud received notice from Nasdaq indicating that Nasdaq had granted SteelCloud’s request for an extension of time to regain compliance with the Rule. Pursuant to the terms of the extension, SteelCloud was required to: (a) on or before July 6, 2009, complete an equity transaction or a merger and/or acquisition, and (b) make appropriate disclosures to the SEC and Nasdaq on a Form 8-K. SteelCloud was not able to complete an equity transaction or a merger and/or acquisition by July 6, 2009, and on July 8, 2009, SteelCloud received written notification from Nasdaq stating that it did not meet the terms of the extension, and as a result, SteelCloud’s common stock would be subject to suspension from trading at the opening of business on July 17, 2009, and delisted from Nasdaq. The notification stated that a hearing request made to the Nasdaq Hearing Panel (the “Panel”) to appeal the determination would stay the delisting of SteelCloud’s common stock pending the Panel’s decision. On July 15, 2009, SteelCloud requested a hearing to appeal the determination before the Panel and to present its plan for regaining compliance with the Rule (the “Hearing”). The Hearing took place at 11:00 A.M., on September 3, 2009.

On October 7, 2009, SteelCloud received notice that the Panel granted SteelCloud’s request for continued listing on The Nasdaq Capital Market, subject to SteelCloud evidencing, on or before January 4, 2010 compliance with the Rule and all other requirements for continued listing.  In the event that SteelCloud does not evidence compliance with the Rule and all other requirements for continued listing, its securities may be delisted from The Nasdaq Capital Market.

Item 8.01 Other Events.

On October 8, 2009, SteelCloud issued a press release announcing the receipt of notice from Nasdaq relating to the continued listing of SteelCloud’s common stock. Please see Item 3.01.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d)               Exhibits

Exhibit No.	Description
99.1	Press Release issued by SteelCloud, dated October 8, 2009, entitled, “SteelCloud Granted Continued Listing on Nasdaq.”

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

STEELCLOUD, INC.
By:	/s/ Brian H. Hajost Brian H. Hajost, Chief Executive Officer

October 13, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by SteelCloud, dated October 8, 2009, entitled, “SteelCloud Granted Continued Listing on Nasdaq.”